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Eagle Capital International, Ltd., referred to as EMPLOYER, and Ralph Thomson, referred to as EMPLOYEE, agree:

EMPLOYEE is engaged to act as Corporate Secretary & Board Member of Eagle Capital International, Ltd., beginning on May 15, 1999. This contract shall run for a period of two years from signing.